EXHIBIT 3.1




                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                             GOLDEN BEAR GOLF, INC.


              PURSUANT TO SECTIONS 607.1005, 607.1006 AND 607.1007
                     OF THE FLORIDA BUSINESS CORPORATION ACT

               Golden Bear Golf, Inc., a Florida corporation (the "Corporation"), hereby certifies that these Amended and Restated Articles of Incorporation were duly adopted by the Board of Directors of the Corporation, without shareholder action and shareholder action was not required, pursuant to Section 607.0704 of the Florida Business Corporation Act, on July 26, 1996.

                          ARTICLE I - NAME AND ADDRESS

        The name of this corporation is Golden Bear Golf, Inc. (the "Corporation"). The address of the principal office and the mailing address of this Corporation is 11780 U.S.
Highway One, North Palm Beach, Florida  33408.

                              ARTICLE II - PURPOSE

        This Corporation is organized for the purpose of transacting any and all lawful business for corporations organized under the Florida Business Corporation Act.

                           ARTICLE III - CAPITAL STOCK

        3.1 AUTHORIZED CAPITAL STOCK. The aggregate number of shares which this Corporation shall have authority to issue is one hundred million (100,000,000) shares, consisting of (a) seventy million (70,000,000) shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"); (b) ten million (10,000,000) shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"); and twenty million (20,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock"), issuable in one or more series as hereinafter provided. The Class A Common Stock and the Class B Common Stock shall hereinafter collectively be called "Common Stock." Each oustanding share of Common Stock and each share of Common Stock reserved for issuance pursuant to that certain Agreement and Plan of Reorganization, dated June 7, 1996, among the Company and certain individuals and entities, shall, after the date of these Amended and Restated Articles of Incorporation, represent 3,000 shares of the same class.

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        3.2 TERMS OF COMMON STOCK. All shares of Class A Common Stock and Class
B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise provided herein.

               (a) VOTING RIGHTS. The holders of shares of Class A Common Stock and of Class B Common Stock shall have the following voting rights:

                    (i) Each share of Class A Common Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation.

                   (ii) Each share of Class B Common Stock shall entitle the holder thereof to ten votes on all matters submitted to a vote of the shareholders of the Corporation.

                  (iii) Except as otherwise required by applicable law, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Class A Common Stock and Class B Common Stock, as a single class with such holders of shares of Preferred Stock).

               (b) DIVIDENDS AND DISTRIBUTIONS. Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided, that, subject to the provisions of this Section 3.2(b), each holder of Common Stock shall be entitled to share equally in, and to receive, in accordance with the number of shares of Common Stock held by such holder of all such dividends. In the case of dividends or other distributions payable in Class A Common Stock or Class B Common Stock, including distributions pursuant to stock splits or divisions of Class A Common Stock or

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Class B Common Stock which occur after the first date upon which the
Corporation has issued shares of both Class A Common Stock and Class B Common Stock, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock. Whenever a dividend or distribution, including distributions pursuant to stock splits or divisions of the Class A Common Stock or Class B Common Stock, is payable in shares of Class A Common Stock or Class B Common Stock, the number of shares of each class of Common Stock payable per share of such class of Common Stock shall be equal in number. In the case of dividends or other distributions consisting of other voting securities of the Corporation, the Corporation shall declare and pay such dividends in two separate classes of such voting securities, identical in all respects, except that the voting rights of each such security paid to the holders of Class A Common Stock shall be one-tenth of the voting rights of each such security paid to the holders of Class B Common Stock, and such security paid to the holders of Class B Common Stock shall convert into the security paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the Class B Common Stock. In the case of dividends or other distributions consisting of securities convertible into, or exchangeable for, voting securities of the Corporation, the Corporation shall provide that such convertible or exchangeable securities and the underlying securities be identical in all respects (including, without limitation, the conversion or exchange rate), except that the voting rights for the underlying securities of the convertible or exchangeable security paid to the holders of Class A Common Stock shall be one- tenth of the voting rights of each underlying security of the convertible or exchangeable security paid to the holders of the Class B Common Stock, and such underlying securities paid to the holders of Class B Common Stock shall convert into the underlying securities paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the Class B Common Stock.

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               (c)    TRANSFER OF CLASS B COMMON STOCK.

                    (i) No Class B Holder (as defined below) may voluntarily or involuntarily transfer, sell, assign, devise, distribute or bequeath any of such Class B Holder's interest in his, her or its shares of Class B Common
Stock (including, without limitation, the power to vote or provide a consent with respect to his, her or its shares of Class B Common Stock by proxy or otherwise, except for proxies given to any Permitted Transferee (as defined below) of the Class B Holder or to a person designated by the Board of Directors of the Corporation who is soliciting proxies on behalf of the Corporation), and the Corporation and the transfer agent for the Class B Common Stock, if any (the "Transfer Agent"), shall not register the transfer of such shares of Class B Common Stock, whether by sale, grant or proxy, assignment, gift, devise, bequest, distribution, appointment or otherwise, except to the Corporation or a Permitted Transferee; provided, however, such restrictions on transfer shall not apply to a merger, consolidation or business combination of the Corporation with or into another corporation, whether or not the Corporation is the surviving corporation. For the purposes of this Article III, a "Permitted Transferee" shall include only the following persons: (A) Mr. Jack
W. Nicklaus, Barbara B. Nicklaus and their estates, guardians, conservators, committees or attorneys-in-fact; (B) each lineal descendant of Mr. Nicklaus and Mrs. Nicklaus (a "Nicklaus Descendant") and their respective guardians, conservators, committees or attorneys- in-fact; (C) each Family Controlled Entity (as defined below); and (D) the trustees, in their respective capacities, as such, of each Family Controlled Trust (as defined below). For purposes of this Article III, the term "Family Controlled Entity" means (A) any not-for-profit corporation if at least 80% of its board of directors is composed of Mr. Jack W. Nicklaus and/or Nicklaus Descendants; (B) Golden Bear International, Inc., a Florida corporation, and any other corporation if at least 80% of the value of its outstanding equity is owned by Permitted Transferees; (C) any partnership if at least 80% of the value of its partnership interests are

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owned by Permitted Transferees; and (D) any limited liability or similar company if at least 80% of the company is owned by Permitted Transferees. For purposes of this Article III, the term "Family Controlled Trust" shall mean (A) the trusts set forth on Schedule A hereto and (B) any trust, the primary beneficiaries of which are Mr. Nicklaus, Nicklaus Descendants, Spouses of Nicklaus Descendants and/or charitable organizations, provided that if the trust is a wholly-charitable trust, at least 80% of the trustees of such trust consist of Mr. Nicklaus and/or Nicklaus Descendants. For purposes of this provision, the primary beneficiaries of a trust will be deemed to be Nicklaus Beneficiaries if, under the maximum exercise of discretion by the trustee in favor of persons who are not Nicklaus Beneficiaries, the value of the interest of such persons in such trust, computed actuarially, is 20% or less. The factors and methods prescribed in Section 7520 of the Internal Revenue Code of 1986, as amended, for use in ascertaining the value of certain interests shall be used in determining a beneficiary's actuarial interest in a trust for purposes of applying this provision. For purposes of this provision, the actuarial values of the interest in a trust of any person in whose favor a testamentary power of appointment may be exercised shall be deemed to be zero. For purposes of this provision, in the case of a trust created by a Nicklaus Descendant, the actuarial value of the interest in such trust of any person who may receive trust property only at the termination of the trust and then only in the event that, at the termination of the trust, there are no living issue of such Nicklaus Descendant shall be deemed to be zero. For purposes of this Article III, the term "Spouses of Nicklaus Descendants" shall mean those individuals who at any time were married to any Nicklaus Descendant whether or not such marriage is subsequently dissolved by death, divorce, or by any other means.

                   (ii) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Class B Holder's shares of Class B Common Stock to a financial institution pursuant to a bona fide pledge of such shares as collateral security for indebtedness

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due to the pledgee; provided, that, such shares shall remain subject to the provisions of this Section 3.2(c) and may not be transferred to, or voted by, the pledgee, except as otherwise permitted by the provisions of Section 3.2(c). In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee or converted into shares of Class A Common Stock, as the pledgee may elect.

                   (iii) For purposes of this Section 3.2(c);

                         (1) the relationship of any person that is derived by
or through legal adoption shall be considered a natural relationship;

                         (2) an incompetent shareholder who is a Permitted
Transferee but whose shares are owned or held by a guardian or conservator shall be considered a Class B Holder of such shares and such guardian or conservator who is the holder of such shares shall not be considered a Class B Holder;

                         (3) unless otherwise specified, the term "person"
means and includes natural persons, corporations, partnerships, unincorporated associations, firms, joint ventures, trusts and all other entities;

                         (4) the term "Nicklaus Descendant" shall apply to a
child in gestation in vitro who is a lineal descendant of Mr. Nicklaus and Mrs. Nicklaus, and the term "Family Controlled Trust" shall include a trust established for the benefit of such a Nicklaus Descendant prior to his or her birth; and

                         (5) except as provided in clause 2 above, the term
"Class B Holder" shall mean in respect of any share of Class B Common Stock, the record holder of such share; provided, however, that if such record holder is a nominee, the Class B Holder shall be the first person in the chain of ownership of such share of Class B Common Stock who is not holding such share solely as a nominee.

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                   (iv) The Corporation may, in connection with preparing a
list of shareholders entitled to vote at any meeting of shareholders, or as a condition to the transfer or the registration of shares of Class B Common Stock on the Corporation's books, or at any other time, require the furnishing of such affidavits or other proof as it deems necessary to establish that a Class B Holder is a Permitted Transferee. Upon the determination by the Board of Directors of the Corporation or a committee thereof that a Class B Holder is not a Permitted Transferee, the Secretary of the Corporation shall serve written notice of such determination upon all other Class B Holders then of record. Unless the Corporation receives satisfactory evidence within sixty (60) days of the date of such notice of: (a) the resolution of any circumstances which prevented the original Class B Holder affected by such determination from qualifying as a Permitted Transferee, or (b) the exercise by Permitted Transferees of options to purchase shares of the Class B Common Stock under any agreement between the Class B Holders then in effect, then each share of Class B Common Stock held by such Class B Holder shall thereupon be converted automatically into one (1) fully paid and nonassessable share of Class A Common Stock pursuant to the procedures set forth in Section 3.2(d)(iii).

                    (v) Each certificate representing shares of Class B Common Stock shall be endorsed with a legend that states that shares of Class B Common Stock are not transferable other than to certain transferees and are subject to certain restrictions as set forth in these Articles of Incorporation filed by the Corporation with the Secretary of State of the State of Florida.

               (d)    CONVERSION OF CLASS B COMMON STOCK.

                    (i) If, on the record date for any meeting of shareholders of the Corporation, the number of shares of Class B Common Stock then outstanding constitutes less than 20% of the aggregate number of shares of Common Stock then outstanding, as determined by the Board of Directors of the Corporation, each share of Class B Common Stock then issued

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or outstanding shall thereupon be converted automatically as of such record date into one (1) fully paid and nonassessable share of Class A Common Stock and will have one vote per share at such meeting. Upon making such determination, notice of such automatic conversion shall be given by the Corporation by means of a press release and written notice to all Class B Holders and shall be given as soon as practicable, but no later than the next meeting of shareholders of the Corporation, and the Secretary of the Corporation shall be instructed to, and shall promptly request from each Class B Holder that each holder promptly deliver, and each holder shall promptly deliver, the certificate representing each such share of Class B Common Stock to the Corporation for exchange hereunder, together with instruments of transfer, in form satisfactory to the Corporation and Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to Section 3.2(d)(vii).

                    (ii) Each Class B Holder shall be entitled to convert, at any time and from time to time, any or all of the shares of such holder's Class B Common Stock, on a one-for-one basis, into the same number of fully paid and nonassessable shares of Class A Common Stock. Such right shall be exercised by the surrender of the certificate or certificates representing the shares of Class B Common Stock to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation or at the office of the Transfer Agent, accompanied by a written notice of the holder of such shares stating that such holder desires to convert such shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the Class A Common Stock, and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Section 3.2(d)(vii). In the event that any shares of Class B Common Stock tendered for

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conversion under this Section are subject to restrictions upon transfer noted in a legend on the certificates representing such shares, the Corporation and Transfer Agent shall require the holder of such shares to submit, as a condition to the conversion of such shares into shares of Class A Common Stock, satisfactory evidence that the proposed conversion will not violate any of the noted restrictions upon transfer of such shares.

                    (iii) Upon the determination by the Board of Directors of the Corporation or a committee thereof that a Class B Holder is not a Permitted Transferee, and the failure of such Class B Holder to cure such disqualification within the sixty (60) day period provided in Section 3.2(c)(iv), any shares of Class B Common Stock, or any beneficial interest therein, held by such Class B Holder which are not subject to the provisions of
Section 3.2(c)(v) shall thereupon be converted into an equal number of fully paid and nonassessable shares of Class A Common Stock. The Secretary of the Corporation shall be instructed to, and shall promptly request from the holder of record of each such share of Class B Common Stock that each such holder promptly deliver, and each such holder shall promptly deliver, the certificate representing each such share of Class B Common Stock to the Corporation for exchange hereunder, together with instruments of transfer, in form satisfactory to the Corporation and Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to Section 3.2(d)(vii).

                    (iv) As promptly as practicable following the surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided in Section 3.2(d)(i), (ii) or (iii), as applicable, and the payment in cash of any amount required by the provisions of Section 3.2(d)(viii), the Corporation will deliver or cause to be delivered at the office of the Transfer Agent, a certificate or certificates representing the number of full shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. In the case of a conversion under Section 3.2(d)(i), such conversion shall

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be deemed to have been made on the record date for such meeting of shareholders on which the condition set forth in Section 3.2(d)(i) is determined by the Board of Directors of the Corporation to have occurred. In the case of a conversion under Section 3.2(d)(ii), such conversion shall be deemed to have been effected immediately prior to the close of business on the date of the surrender of the certificate or certificates representing shares of Class B Common Stock. In the case of a conversion under Section 3.2(d)(iii), such conversion shall be deemed to have been made on the date of transfer. Upon the date any conversion under Section 3.2(d)(i) is made or effected, all rights of the holder of such shares as such holder shall cease, and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock; provided, however, that if any such surrender and payment occurs on any date when the stock transfer books of the Corporation shall be closed, the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued shall be deemed the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which the stock transfer books are open. Upon the date any conversion under Section 3.2(d)(iii) is made, all rights of the holder of such shares as such holder shall cease, and the new owner or owners of such shares shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.

                    (v) In the event of a reclassification or other similar transaction as a result of which the shares of Class A Common Stock are converted into another security, then a Class B Holder shall be entitled to receive upon conversion the amount of such security that such holder would have received if such conversion had occurred immediately prior to the record date of such reclassification or other similar transaction. No adjustments in respect of dividends shall be made upon the conversion of any share of Class B Common Stock; provided, however,

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that if a share shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class B Common Stock but prior to such payment, then the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on such date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such date.

                    (vi) The Corporation covenants that it will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock that shall be issuable upon the conversion of all such outstanding shares of Class B Common Stock. The Corporation covenants that if any shares of Class A Common Stock require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to use its best efforts to list or make available for quotation the shares of Class A Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange upon which the outstanding Class A Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Class A Common Stock that shall be issued upon conversion of the shares of fully paid and nonassessable Class B Common Stock will, upon issue, be fully paid and nonassessable.

                    (vii) The issuance of certificates of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge to the holders of such shares for any stamp or other similar tax in respect of such issuance; provided, however, that, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, then the person or persons requesting the

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issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

                    (viii) Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided herein shall continue to be authorized shares of Class B Common Stock and available for reissue by the Corporation; provided, however, that no shares of Class B Common Stock shall be reissued except as expressly permitted by Sections 3.2(b), 3.2(e) and 3.2(f) of these Articles of Incorporation.

               (e) STOCK SPLITS. The Corporation shall not in any manner subdivide (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combine (by reverse stock split, reclassification, recapitalization or otherwise) the outstanding shares of one class of Common Stock unless the outstanding shares of all classes of Common Stock shall be proportionately subdivided or combined.

               (f) OPTIONS, RIGHTS OR WARRANTS.

                    (i) The Corporation shall not make any offering of options, rights or warrants to subscribe for shares of Class B Common Stock. The Corporation may make offerings of options, rights or warrants to subscribe for shares of any other class or classes of capital stock (other than Class B Common Stock) to all holders of Class A Common Stock or Class B Common Stock if an identical offering is made simultaneously to the holders of the other class. All such options, rights or warrants offerings shall offer the respective holders of Class A Common Stock and Class B Common Stock the right to subscribe at the same rate per share.

                    (ii) Subject to Sections 3.2(d)(v) and 3.2(f)(i), the Corporation shall have the power to create and issue, whether or not in connection with the issue and sale of any shares of stock or other securitie of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes

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at the time authorized (other than Class B Common Stock), such rights or options to have such terms and conditions, and to be evidenced by or in such instrument or instruments, as shall be approved by the Board of Directors.

               (g) MERGER, CONSOLIDATION, ETC. In the event that the Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchange for or changed into other stock or securities, cash and/or any other property, then, and in such event, the shares of each class of Common Stock shall be exchanged for or changed into an amount per share equal to the amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of any other class of Common Stock is exchanged or changed; provided, however, that if shares of Class A Common Stock and Class B Common Stock are exchanged for or changed into shares of capital stock, such shares so exchanged for or changed into may differ to the extent and only to the extent that the Class A Common Stock and Class B Common Stock differ as provided herein.

               (h) LIQUIDATION RIGHTS. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and after making provisions for the holders of each series of Preferred Stock, if any, the remaining assets and funds of the Corporation, if any, shall be divided among and paid ratably to the holders of the Class A Common Stock and the Class B Common Stock treated as a single class.

       3.3 PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution adopted and filed in accordance with law, to provide for the issue of such series of shares of Preferred Stock. Each series of shares of Preferred Stock (a) may have such voting powers, full or limited, or may be without voting powers; provided, however, that, unless holders of at least seventy-five percent (75%) of the outstanding shares of Class B Common Stock, if any, have approved the issuance

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of such shares of Preferred Stock, the Board of Directors may not issue any shares of Preferred Stock that have the right (i) to vote for the election of directors under ordinary circumstances or (ii) under any circumstances to elect fifty percent (50%) or more of the directors of the Corporation; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation or such other corporation or other entity at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, in each case as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed or repurchased by the Corporation (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms shall be retired and have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were

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originally a part or may, upon the filing of an appropriate certificate with the Secretary of State of the State of Florida be reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

                ARTICLE IV - INITIAL REGISTERED OFFICE AND AGENT

        The street address of the initial registered office of this Corporation and the name of the initial registered agent of this Corporation at such office are:
            NAME                           ADDRESS
            ----                           -------

        CSC Network                        1201 Hays Street
                                           Tallahassee, Florida  32301

                  ARTICLE V - SPECIAL MEETINGS OF SHAREHOLDERS

        The shareholders of this Corporation may only call a special meeting of shareholders if the holders of at least 50% of the voting power of all of the shares of the capital stock of the Corporation all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to this Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

                         ARTICLE VI - BOARD OF DIRECTORS

        6.1 FUNCTION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. Directors must be natural persons who are at least 18 years of age but need not be residents of Florida or shareholders of the Corporation.

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        6.2    NUMBER OF DIRECTORS.

                      (i) The Board of Directors of the Corporation shall consist of not less than four persons, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of all directors of the Corporation then holding office at any special or regular meeting. Any such resolution increasing or decreasing the number of directors shall have the effect of creating or eliminating a vacancy or vacancies, as the case may be, provided that no such resolution shall reduce the number of directors below the number then holding office and provided further that no such resolution may increase or decrease the number of directors by more than 30% of the number of directors last approved by the shareholders at any special or annual meeting of the shareholders of the Corporation.

                      (ii) Commencing with the first annual meeting of shareholders of the Corporation following the consummation of the initial offering and sale by the Corporation of shares of its common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, the Board of Directors shall be divided into three (3) classes; designated Class I, Class II and Class III, with each class having as nearly an equal number of directors as possible. At the annual meeting, directors of Class I shall be initially elected to hold office for a one-year term, directors of Class II shall be initially elected to hold office for a two-year term, and directors of Class III shall be initially elected to hold office for a three-year term with each director in each class to hold office until his successor is elected and qualified, or until his earlier resignation, removal from office or death. At each succeeding annual meeting of shareholders beginning at the annual meeting after such first meeting, the successors of the class of directors whose term expires at the meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election or until their successors are duly elected and qualified. The original allocation among the three

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classes of directors elected at such first annual meeting shall be determined by a resolution of the Board of Directors.

        6.3 ELECTION OF DIRECTORS. Directors shall be elected at the annual meeting of shareholders, but when the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

        6.4 VACANCIES. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled only by the Board of Directors (and not by the shareholders), by resolution adopted by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors; provided, however, that if not so filled, any such vacancy shall be filled by the shareholders at the next annual meeting or at a special meeting called for that purpose. Any director so elected or appointed shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred, as the case may be, and until such director's successor is elected and qualified.

        6.5 REMOVAL OF DIRECTORS. At a meeting of shareholders, any director or the entire Board of Directors may be removed, solely with cause and provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him constitutes at least 66 2/3% of the voting power of all of the shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class. For purposes of this Section 7.5 of Article VII, "cause" shall mean the failure of a director to substantially perform such director's duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct injurious to the Corporation.

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                          ARTICLE VII - INDEMNIFICATION

        This Corporation shall indemnify any director, or any former director of this Corporation, to the fullest extent permitted by law.

                              ARTICLE VIII - BYLAWS

        The Bylaws of the Corporation may be altered, amended or repealed, and new Bylaws adopted, by the affirmative vote of at least a majority of the members of the Board of Directors then in office or by the affirmative vote of the holders of not less than 66 2/3% of the voting power of all shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting as a single class.

               ARTICLE IX - AMENDMENT OF ARTICLES OF INCORPORATION

        The Corporation hereby reserves the right from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation in any manner permitted by law and all rights and powers conferred upon shareholders, directors and officers herein are granted subject to this reservation. In addition to any vote otherwise required by law, any such amendment, alteration, change or repeal shall require approval of both (a) the Board of Directors by the affirmative vote of a majority of the members then in office and (b) the holders of a majority of the voting power of all the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, that any proposal to amend, alter, change or repeal the provisions of Article VI and this Article IX shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

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


        IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation on July 26, 1996.



                                  /S/ RICHARD P. BELLINGER
                                  -------------------------------------
                                  Richard P. Bellinger
                                  Director



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